UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 3, 2018 (May 2, 2018)

EVERSOURCE ENERGY

(Exact name of registrant as specified in its charter)

Massachusetts	1-5324	04-2147929
(State or other jurisdiction of organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Cadwell Drive Springfield, Massachusetts	01104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 286-5000

Not Applicable

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5

Corporate Governance and Management

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)

On May 2, 2018, at the meeting of the Board of Trustees (the “Board”) of Eversource Energy conducted after the 2018 Annual Meeting (as defined in Item 5.07, below), the Board elected Linda Dorcena Forry to serve as a Trustee, effective immediately.  The Board also appointed Ms. Forry to serve on the Corporate Governance and Finance Committees.

Ms. Forry’s initial term as a Trustee will continue until Eversource Energy’s 2019 Annual Meeting of Shareholders to be held in May 2019.  Ms. Forry will receive an annual cash retainer in the amount of $115,000 for service on the Board during her term of office, including participation in all Board and Committee meetings, prorated to reflect her election on May 2, 2018.  Ms. Forry will also be entitled to receive a grant under the Eversource Incentive Plan (the “Plan”) on June 1, 2018, equal to that number of Restricted Stock Units (“RSUs”) resulting from dividing $135,000 by the average closing price of Eversource Energy common shares as reported on the New York Stock Exchange for the 10 trading days immediately preceding the date of grant, rounded to the nearest whole RSU, and prorated to reflect her election on May 2, 2018.

Ms. Forry, age 45, currently serves as Vice President of Diversity, Inclusion and Community Relations for the Northeast region of Suffolk Construction, a building contracting company that provides pre-construction, management, general contracting and design-build services.  Ms. Forry is a former member of the Massachusetts Senate, and represented the 1st Suffolk District from June 2013 – January 2018.  She previously represented the 12th Suffolk District in the Massachusetts House of Representatives after winning a special election in April 2005.

There is no arrangement or understanding between Ms. Forry and any other person pursuant to which she was elected as Trustee.  Ms. Forry does not have any transactions with related persons in which Eversource Energy is a participant that would require disclosure pursuant to Item 404(a) of Regulation S-K.

A copy of Eversource Energy’s news release announcing Ms. Forry’s election is attached as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

(e)

At the 2018 Annual Meeting of Shareholders of Eversource Energy, which was held on May 2, 2018, (the “2018 Annual Meeting”), the Company’s shareholders approved the 2018 Eversource Energy Incentive Plan (the “2018 Plan”).  The 2018 Plan was previously approved, subject to shareholder approval, by the Board of Trustees of the Company.

A summary of the material terms and conditions of the 2018 Plan and awards thereunder is included in the Company’s definitive proxy statement filed with the Securities and Exchange Commission (“SEC”) on March 23, 2018 (the “Proxy Statement”) under “Item 3: Approval of the 2018 Eversource Energy Incentive Plan,” which section is incorporated herein by reference.  The preceding summary is qualified in its entirety by, and should be read in conjunction with, the 2018 Plan, which is attached as Exhibit 99.2 to this Form 8-K and incorporated herein by reference.

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Item 5.07

Submission of Matters to a Vote of Security Holders.

(a)

On May 2, 2018, the Company held its 2018 Annual Meeting.

(b)

Shareholders voted on the proposals set forth below.  For more information on the following proposals, see the Company’s Proxy Statement dated March 23, 2018.  On March 6, 2018, the record date for the Annual Meeting, there were 316,885,808 common shares outstanding and entitled to vote.  At the Annual Meeting, 279,651,723 common shares were represented, in person or by proxy, constituting a quorum.

(1)

Election of Trustees.  The shareholders elected each of the 10 nominees to the Board of Trustees for a one-year term by a majority of the outstanding common shares:

Trustee	For	Against	Abstained	Broker Non-Votes
Cotton M. Cleveland	236,205,615	4,153,280	737,552	38,553,782
Sanford Cloud, Jr.	222,288,442	18,132,020	677,479	38,553,782
James S. DiStasio	229,639,536	10,745,425	712,141	38,553,782
Francis A. Doyle	238,195,004	2,239,680	662,534	38,553,782
James J. Judge	231,710,280	7,625,140	1,762,521	38,553,782
John Y. Kim	238,102,776	2,164,352	829,974	38,553,782
Kenneth R. Leibler	236,691,158	3,586,297	819,764	38,553,782
William C. Van Faasen	229,478,784	10,945,233	673,924	38,553,782
Frederica M. Williams	238,555,782	1,936,346	604,974	38,553,782
Dennis R. Wraase	229,437,502	10,965,356	694,360	38,553,782

(2)

The shareholders approved, on an advisory basis, the compensation of the Company’s 2017 Named Executive Officers:

For	Against	Abstained	Broker Non-Votes
215,393,033	23,831,741	1,873,166	38,553,782

(3)

The shareholders approved the 2018 Eversource Energy Incentive Plan:

For	Against	Abstained	Broker Non-Votes
227,190,446	12,295,499	1,611,995	38,553,782

(4)

The shareholders ratified the selection of Deloitte & Touche LLP as the independent registered public accounting firm for 2018:

For	Against	Abstained	Broker Non-Votes
267,950,438	10,589,763	1,111,521	0

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Section 9

Financial Statements and Exhibits

Item 9.01

Financial Statements and Exhibits

Exhibit Number	Description
99.1	News Release announcing the election of Linda Dorcena Forry as a Trustee, issued by Eversource Energy, dated May 3, 2018.
99.2	2018 Eversource Energy Incentive Plan.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 3, 2018	EVERSOURCE ENERGY (Registrant) By: /s/ GREGORY B. BUTLER Gregory B. Butler Executive Vice President and General Counsel

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